                                                                     EXHIBIT 5.1



                                 March 27, 2002



Proxim Corporation
510 DeGuigne Drive
Sunnyvale, California 94085

Ladies and Gentlemen:

        We have acted as counsel to Proxim Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company to be issued by the Company pursuant to the stock option plans listed on Schedule A hereto (collectively, the "Plans") to be assumed by the Company pursuant to the Agreement and Plan of Reorganization, dated as of January 16, 2002 (the "Merger Agreement"), among Western Multiplex Corporation, Walnut-Pine Merger Corp., a wholly-owned subsidiary of the Company, and Proxim, Inc.

        We have examined the Registration Statement, the Plans and the Merger Agreement and the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued in accordance with the terms of the Merger Agreement and the Plans, the Shares will be validly issued, fully paid and nonassessable.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                        Very truly yours,


                                        /s/ SIMPSON THACHER & BARTLETT
                                        -----------------------------------
                                        SIMPSON THACHER & BARTLETT

                                   SCHEDULE A


Proxim, Inc. 1986 Stock Option Plan
Proxim, Inc. 1994 Director Option Plan
Proxim, Inc. 1995 Long-Term Incentive Plan
Proxim, Inc. 1999 Nonstatutory Stock Option Plan